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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Visionics Corporation:

We consent to the use of our report dated November 22, 2000 with respect to the consolidated balance sheet of Visionics Corporation and subsidiary as of September 30, 2000 and the related consolidated statements of operations, shareholders' equity and comprehensive loss and cash flows for the year then ended, and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.


                                                              /s/ KPMG LLP


Short Hills, New Jersey
December 5, 2000